UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2025

Overland Advantage

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01698	92-6424189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue 11th Floor
New York, New York		10152-0002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 672-5088

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On December 11, 2025, Overland Advantage (the “Company”) issued and sold 515 shares of its 12.0% Series A Cumulative Preferred Shares, par value $0.001 per share (the “Series A Preferred Shares”), for $3,000 per share to a select group of individual investors who are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Each individual investor in the Series A Preferred Shares offering was entitled to purchase only one Series A Preferred Share. The offer and sale of the Series A Preferred Shares were conducted in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Series A Preferred Shares are not convertible into any other class or series of shares.

The Series A Preferred Shares are governed by that certain Supplement to the Amended and Restated Declaration of Trust of Overland Advantage Relating to 12.0% Series A Cumulative Preferred Shares, dated December 11, 2025 (the “Preferred Shares Supplement”). Each holder of Series A Preferred Shares will be entitled to a liquidation preference of $3,000 per share (the “Liquidation Value”), plus all accrued and unpaid dividends thereon through and including the date of payment, plus, if applicable, the redemption premium described below. With respect to distributions, including the payment of dividends and distribution of the Company’s assets upon dissolution, liquidation, or winding up, the Series A Preferred Shares will be senior to all other classes and series of common shares of beneficial interest in the Company (“Common Shares”), and will rank on parity with any other class or series of preferred shares of beneficial interest in the Company (“Preferred Shares”), whether such class or series is now existing or is created in the future, to the extent of the aggregate Liquidation Value and all accrued but unpaid dividends and any applicable redemption premium on the Series A Preferred Shares. Holders of the Series A Preferred Shares will not, however, participate in any appreciation in the value of the Company. The consent of the holders of a majority of the outstanding Preferred Shares, including the Series A Preferred Shares, voting as a separate class, is required to authorize or issue any class or series of Preferred Shares ranking on parity with the Series A Preferred Shares.

Dividends on each Series A Preferred Share will accrue on a daily basis at the rate of 12.0% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon, from and including December 11, 2025, to and including the earlier of (1) the date of any liquidation, dissolution, or winding up of the Company or (2) the date on which such Series A Preferred Share is redeemed. Dividends will accrue whether or not they have been authorized or declared, whether or not the Company has earnings, and whether are not there are funds legally available for the payment of dividends. Except as otherwise provided in the Preferred Shares Supplement, such dividends will be cumulative such that all accrued and unpaid dividends will be fully paid or declared with funds irrevocably set apart for payment for all past dividend periods before any dividend, distribution or payment may be made to holders of outstanding Common Shares. If at any time the Company pays less than the total amount of dividends then accrued with respect to the Preferred Shares, including the Series A Preferred Shares, all dividends declared upon the Preferred Shares, including the Series A Preferred Shares, will be declared and paid pro rata based on the number of Preferred Shares, including Series A Preferred Shares, then outstanding. Dividends on the Series A Preferred Shares will be payable semi-annually in arrears on or before June 30 and December 31 of each year. Accrued but unpaid dividends on the Series A Preferred Shares will accumulate as of the dividend payment date on which they first become payable. The first dividend on the Series A Preferred Shares will be for less than a full half year. This dividend and other dividends payable on the Series A Preferred Shares for any other partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company will pay dividends to holders of record as they appear in the Company’s share records at the close of business as of June 30th and December 31st of each year.

Each holder of Series A Preferred Shares or other series of Preferred Shares (if any such series is created in the future) shall be entitled to one vote for each Preferred Share held by such holder on each matter submitted to a vote of shareholders of the Company, and the holders of the outstanding Common Shares, Series A Preferred Shares and all other series of Preferred Shares will vote together as a single class; provided, however, that the holders of outstanding Series A Preferred Shares together with the holders of all other series of Preferred Shares outstanding, if any, will be entitled, voting as a separate class, to elect two trustees of the Company at all times (the “Preferred Trustees”). The Company’s board of trustees (the “Board”) has designated Terri Lecamp and Neil H. Sherman as the Preferred Trustees. In addition, the holders of outstanding Series A Preferred Shares together with the holders of all other series of Preferred Shares outstanding, if any, will be entitled, voting as a separate class, to elect a majority of the Board (i) if, at the close of business on any dividend payment date, dividends (whether or not declared) on outstanding Preferred Shares, including Series A Preferred Shares, are unpaid in an amount equal to at least two full years’ dividends on the Preferred Shares, including Series A Preferred Shares, or (ii) if at any time holders of Preferred Shares, including Series A Preferred Shares, are otherwise entitled under the Investment Company Act of 1940, as amended (the “1940 Act”), to elect a majority of the Board.

Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Shares, voting as a separate class, shall be required for (a) authorization or issuance of any equity security of the Company senior to or on a parity with the Series A Preferred Shares, (b) any amendment to the Company’s declaration of trust which has a material adverse effect on the rights and preferences of the Series A Preferred Shares or which increases the number of authorized shares of Series A Preferred Shares, (c) any reclassification of the Series A Preferred Shares. In addition, the affirmative vote of the holders of at least a “majority of the outstanding shares of Preferred Shares,” including Series A Preferred Shares, voting as a separate class, shall be required (d) to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares, or (e) to the extent required under the 1940 Act, to approve any action requiring a vote of security holders as in Section 13(a) of the 1940 Act. For purposes of clauses (d) and (e) above, the vote of a “majority of the outstanding shares of Preferred Shares” means the vote at an annual or special meeting duly called of (i) sixty-seven percent (67%) or more of such shares present at a meeting, if the holders of more than fifty percent (50%) of such shares are present or represented by proxy at such meeting, or (ii) more than fifty percent (50%) of such shares, whichever is less.

The outstanding Series A Preferred Shares will be subject to redemption at any time by notice of such redemption on a date selected by the Company for such redemption (the “Redemption Date”). If the Company elects to cause the redemption of the Series A Preferred Shares, each Series A Preferred Share will be redeemed for a price, payable in cash on the Redemption Date, equal to 100% of such share’s Liquidation Value, plus all accrued and unpaid dividends to and including the Redemption Date, plus a redemption premium per share as follows: (1) until the date that is two years from the date of original issuance, $300; and (2) thereafter, no redemption premium. From and after the close of business on the Redemption Date, all dividends on the outstanding Series A Preferred Shares will cease to accrue, such shares will no longer be deemed to be outstanding, and all rights of the holders of such shares (except the right to receive the redemption price for such shares from the Company) will cease.

In the event of any dissolution, liquidation, or winding up of the Company, the holders of Series A Preferred Shares will be entitled to receive pro rata in cash out of the assets of the Company legally available therefore, before any distribution of the assets may be made to the holders of Common Shares, an amount equal to the Liquidation Value, plus all accrued and unpaid dividends thereon through and including the date of payment, plus, if applicable, the redemption premium described above. Upon payment of such amount, the holders of Series A Preferred Shares will have no other rights or claims to any of the remaining assets of the Company either upon distribution of such assets or upon dissolution, liquidation, or winding up. A consolidation or merger of the Company with one or more entities, a sale or transfer of all or substantially all of the Company’s assets, or a statutory share exchange shall not be deemed a dissolution, liquidation, or winding up of the Company.

The Series A Preferred Shares have not been, and will not be, registered (or qualified) under the Securities Act in reliance on the exemption provided by Section 4(a)(2) thereof and Rule 506 promulgated thereunder. Therefore, these securities are “restricted securities” for purposes of the Securities Act. Accordingly, Series A Preferred Shares may not be offered, sold, transferred or delivered, directly or indirectly, unless (i) such shares are registered under the Securities Act and any other applicable state securities laws, or (ii) an exemption from registration under the Securities Act and any other applicable state securities laws is available. During the period ending on the date of any listing of the Series A Preferred Shares on a national securities exchange, no transfer of Series A Preferred Shares may be made without (a) registration of the transfer on the Company’s books and (b) the prior written consent of the Company, which may be given or withheld in the Company’s sole discretion for any or no reason except in the event of a request to transfer Series A Preferred Shares necessitated by the death or divorce of a holder of Series A Preferred Shares, in which case, the Company’s consent will not be required provided that certain certifications are provided to the Company in advance of such transfer, including, without limitation, that such transfer would not violate the Securities Act or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the transfer of such Series A Preferred Shares. The holders of Series A Preferred Shares have no rights to require registration of Series A Preferred Shares under the Securities Act or other applicable securities laws and registration is not presently contemplated.

Unless full cumulative dividends on all outstanding Preferred Shares, including Series A Preferred Shares, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, the Company shall not: (i) declare any dividend or other distribution (other than a dividend or distribution paid in Common Shares) in respect of our Common Shares, (ii) purchase or otherwise acquire for consideration any Common Shares or (iii) pay any proceeds of the liquidation of the Company in respect of the Common Shares, provided, further, that the “asset coverage” (as defined under the 1940 Act) on the Preferred Shares, including Series A Preferred Shares, must be at least 150% (or such other amount as provided under the 1940 Act), giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission, after deducting the amount of such dividend, distribution or purchase price.

The Series A Preferred Shares described above were offered on an “all or nothing” basis with respect to the first 500 shares and on a “best efforts” basis as to the remaining 15 shares through H & L Equities, LLC, a registered broker dealer and an affiliate of REIT Funding, LLC (“REIT Funding”). With respect to the offering of the Series A Preferred Shares, the Company paid a fee of approximately $20,000, plus 5% of the equity raised, to REIT Funding (and reimbursed REIT Funding for certain expenses). From this fee, REIT Funding paid a brokerage commission of $77,250 to H&L Equities, LLC.

The foregoing description of the Series A Preferred Shares and the Preferred Shares Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Preferred Shares Supplement attached hereto as Exhibit 3.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth above under Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Supplement to the Amended and Restated Declaration of Trust of Overland Advantage Relating to 12.0% Series A Cumulative Preferred Shares.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Overland Advantage

Date:	December 15, 2025	By:	/s/ Kimberly A. Terjanian
Name: Kimberly A. Terjanian Title: Chief Financial Officer & Treasurer